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                                                                    Exhibit 99.1


                         PRO FORMA FINANCIAL STATEMENTS

                                  INTRODUCTION



On December 5, 2001, the Registrant completed the previously announced sale of its subsidiary, TransTechnology Engineered Components, LLC ("TTEC") to a company formed by affiliates of Kohlberg & Company, LLC for $98.5 million, of which $96 million was cash and the balance the assumption of certain liabilities related to TTEC. The cash proceeds of the sale (the "Sale") were used to retire a portion of the Registrant's senior debt. The Sale was effective as of the close of business December 5, 2001.

The unaudited pro forma statements of operations include adjustments to reflect the Registrant's continuing operations for the fiscal years ended March 31, 2001, March 31, 2000, and March 31, 1999. Results of discontinued operations and extraordinary items are excluded. The pro forma balance sheet at March 31, 2001 has been included in the Registrant's Form 10-Q for the periods ended September 30, 2001 and December 30, 2001.

The unaudited pro forma statements of operations are intended for informational purposes only and are not necessarily indicative of the future results of operations had the Sale taken place on April 1, 1998. These unaudited pro forma statements of operations should be read in conjunction with the consolidated financial statements of the Registrant which are included on Form 10-K for the year ended March 31, 2001 and the quarterly reports on Form 10-Q for the periods ended September 30, 2001 and December 30, 2001.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.